UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2009

GP STRATEGIES CORPORATION

(Exact name of registrant as specified in its charter)

1-7234

(Commission File Number)

Delaware	13-1926739
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6095 Marshalee Drive, Suite 300

Elkridge, MD  21075

(Address of principal executive offices, with zip code)

(410) 379-3600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

Securities Purchase Agreement

On December 30, 2009, GP Strategies Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single accredited investor, Sagard Capital Partners, L.P. (“Sagard”), pursuant to which the Company sold to Sagard, in a private placement, an aggregate of 2,857,143 shares (the “Shares”) of the Company’s common stock, par value $0.01, at a price of $7.00 per share (the “Offering”), for an aggregate purchase price of $20,000,000.  The Offering closed on December 30, 2009.

Pursuant to the Purchase Agreement, Sagard has certain preemptive rights with respect to future issuances of equity or equity equivalent securities by the Company, which expire under the conditions described in the Purchase Agreement.  These preemptive rights allow Sagard to maintain its pro rata ownership in the Company, subject to certain exceptions.  Also, during a period ending no later than the second anniversary of the closing of the Offering, Sagard has the additional, special preemptive right to purchase up to $5,000,000 in additional equity or equity equivalent securities issued in future offerings, in each case subject to certain exceptions.  In addition, pursuant to the Purchase Agreement, Sagard agreed to certain standstill provisions that, among other things, prohibit Sagard from acquiring beneficial ownership of more than 19.9% of the Company’s common stock (calculated on a fully diluted basis) for two years from the date of the Purchase Agreement (excluding, for purposes of this calculation, securities Sagard may acquire pursuant to the special preemptive rights referenced above, which are not subject to the 19.9% maximum), and from acquiring beneficial ownership of more than 23% of the Company’s common stock (calculated on a fully diluted basis) thereafter.

The Offering is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D under the Securities Act.

The securities sold and issued in connection with the Purchase Agreement have not been registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

The information regarding the terms of the Purchase Agreement contained in Item 5.02 is incorporated herein by reference.

Registration Rights Agreement

In connection with the Offering, on December 30, 2009, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Sagard.  Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) no later than September 30, 2010 for purposes of registering the resale of the Shares and any shares of common stock issued pursuant to the preemptive rights under Section 4(l) of the Purchase Agreement (or any shares of common stock issuable upon exercise, conversion or exchange of securities issued pursuant to the preemptive rights).  The Company agreed to use its reasonable best efforts to cause this registration statement to be declared effective by the SEC no later than December 30, 2010.  If the Company fails to meet either of these deadlines, fails to meet filing or effectiveness deadlines with respect to any additional registration statements required by the Registration Rights Agreement, or fails to keep any registration statements continuously effective (with limited exceptions), the Company will be obligated to pay to the holders of the Shares liquidated damages in the amount of 1% of the purchase price for the Shares per month, up to a maximum of $2,400,000.  The Company also agreed, among other things, to indemnify the selling holders under the registration statements from certain liabilities and to pay all fees and expenses (excluding underwriting discounts and selling commissions and all legal fees of the selling holders in excess of $25,000) incident to the Company’s obligations under the Registration Rights Agreement.

Employment Agreement Amendments

In connection with the Offering, the Board of Directors approved certain amendments to the employment agreements of Scott N. Greenberg, Chief Executive Officer, and Douglas E. Sharp, President, which were entered into on December 30, 2009.  The amendments to both employment agreements modify the provision for termination by either party on two years’ notice, such that the earliest date the employment agreements may terminate pursuant to this provision is December 31, 2012.

The amendment to Mr. Greenberg’s employment agreement provides that, on January 8, 2010, the Company will grant to Mr. Greenberg, under the Company’s 2003 Stock Incentive Plan, options to purchase 120,000 shares of the Company’s common stock at an exercise price equal to the market price on the date of grant.  The options vest 20% per year beginning on the first anniversary of the date of grant, and terminate after six years after the date of grant (subject to acceleration).  The amendment to Mr. Sharp’s employment agreement contains comparable provisions with respect to options to purchase 105,000 shares of the Company’s common stock.

The amendments to both employment agreements provide that, for purposes of the employment agreements, no “change in control” or “management change in control” (as such terms are defined in the employment agreements) will be deemed to occur as a result of Sagard’s beneficial ownership of the Company’s securities unless Sagard becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then outstanding securities.

In addition, the amendment to Mr. Sharp’s employment agreement increases by 100% his severance pay in the event of a termination by Mr. Sharp as a result of a “management change in control.”  Pursuant to the amendment, in the event of such a termination, the Company will pay to Mr. Sharp, in a lump sum, an amount equal to twice the average annual cash compensation received by Mr. Sharp from the Company in the three full calendar years preceding the date of termination.

The foregoing description of each of the documents referred to in this Item 1.01 is only a summary and is qualified in its entirety by reference to the Purchase Agreement, the Registration

Rights Agreement and the employment agreement amendments, copies of which are filed as exhibits hereto and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Purchase Agreement, the Company agreed to take all corporate and other action necessary to cause one designee of Sagard to be elected or appointed to the Company’s Board of Directors, effective as of December 30, 2009, in all cases subject to compliance with relevant NYSE rules and regulations and all other legal and governance requirements regarding service as a director of the Company.  Accordingly, on December 18, 2009, the Board of Directors unanimously approved resolutions increasing the number of Directors on the Board of Directors from seven to eight and, effective as of the date of the closing of the Offering, elected Daniel Friedberg to serve on the Board of Directors for an initial term commencing as of the date of the closing of the Offering and ending at the next annual meeting of the shareholders of the Company.  From and after the expiration of such initial term until Sagard and/or its affiliates cease to beneficially own, in the aggregate, at least 900,000 shares of the Company’s common stock, the Company will reduce the size of the Board of Directors to seven and will not increase the size of the Board of Directors to more than seven directors, without the prior written consent of Sagard.  In accordance with the terms of the Purchase Agreement, on December 30, 2009, Mr. Friedberg was appointed to each committee of the Board of Directors.

Daniel M. Friedberg has been President and CEO of Sagard Capital Partners Management Corporation, the investment manager of Sagard, since its founding in 2005. Since 2005, he has also been a Vice President and Officer of Power Corporation of Canada, a diversified international management and holding company. Prior to that, he was a Partner at Bain & Company. Mr. Friedberg joined Bain & Company in 1987 in the London office, and was a founder of the Toronto office in 1989 and the New York office in 2000.  Mr. Friedberg is also a member of the Board of Directors of X-Rite, Incorporated (Nasdaq: XRIT).

Except as described above, Mr. Friedberg is not a party to any other arrangements pursuant to which he was selected as a director.  Except in connection with the Transaction, Mr. Friedberg has not been involved in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount of which involved exceeds $120,000.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of December 29, 2009, the Company amended its Amended and Restated By-Laws to delete Section 5 of Article VI of the Amended and Restated By-Laws in its entirety.  The deleted section related to a rights agreement that is no longer in effect.

Item 8.01 Other Information

On December 30, 2009, the Company issued the press release attached hereto as Exhibit 99.1 regarding the transactions described in this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

10.1	Securities Purchase Agreement, dated as of December 30, 2009, between the Company and Sagard Capital Partners, L.P.
10.2	Registration Rights Agreement, dated as of December 30, 2009, between the Company and Sagard Capital Partners, L.P.
10.3	Amendment, dated December 30, 2009, to Employment Agreement by and between GP Strategies Corporation and Scott N. Greenberg dated July 1, 1999.
10.4	Amendment, dated December 30, 2009, to Employment Agreement by and between General Physics Corporation and Douglas Sharp dated July 1, 1999.
99.1	Press Release of GP Strategies Corporation dated December 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: December 31, 2009	By:	/s/ Scott N. Greenberg
Scott N. Greenberg
Chief Executive Officer

EXHIBIT INDEX

10.1	Securities Purchase Agreement, dated as of December 30, 2009, between the Company and Sagard Capital Partners, L.P.
10.2	Registration Rights Agreement, dated as of December 30, 2009, between the Company and Sagard Capital Partners, L.P.
10.3	Amendment, dated December 30, 2009, to Employment Agreement by and between GP Strategies Corporation and Scott N. Greenberg dated July 1, 1999.
10.4	Amendment, dated December 30, 2009, to Employment Agreement by and between General Physics Corporation and Douglas Sharp dated July 1, 1999.
99.1	Press Release of GP Strategies Corporation dated December 30, 2009.